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                          COMMUNITY SAVINGS BANK, SSB

                        CHANGE OF INVESTMENT ALLOCATION

1.   Member Data

___________________________________________________________________________________________________________________
Print your full name above  (Last, first, middle initial)                  Social Security Number

___________________________________________________________________________________________________________________
Street Address                                  City                         State                    Zip

2.   Instructions

Community Savings Bank, SSB Employees' Savings & Profit Sharing Plan and Trust (the "Plan") is giving members a special opportunity to invest their 401(k) account balances in a new investment fund -the Employer Stock Fund - which is comprised primarily of common stock ("Common Stock") issued by First Community Financial Corporation (the "Company") in connection with the reorganization of Community Savings Bank, SSB into the two-tier holding company form of organization. The percentage of a member's account transferred at the direction of the member into the Employer Stock Fund will be used to purchase shares of Common Stock during the Subscription and Community Offering. Please review the Prospectus (the "Prospectus") and the Prospectus Supplement (the "Supplement") before making any decision.

In the event of an oversubscription in the Offering so that the total amount you allocate to the Employer Stock Fund can not be used by the trustee to purchase Common Stock, your account will be reinvested in the other funds of the Plan as previously directed in your last investment election.

Investing in Common Stock entails some risks, and we encourage you to discuss this investment decision with your spouse and investment advisor. The Plan trustee and the Plan administrator are not authorized to make any representations about this investment other than what appears in the Prospectus and Supplement, and you should not rely on any information other than what is contained in the Prospectus and Supplement. For a discussion of certain factors that should be considered by each member as to an investment in the Common Stock, see "Risk Factors" beginning on page 11 of the Prospectus. Any shares purchased by the Plan pursuant to your election will be subject to the conditions or restrictions otherwise applicable to Common Stock, as discussed in the Prospectus and Supplement.

3.   Investment Directions   (Applicable to Accumulated Balances Only)

To direct a transfer of all or part of the funds credited to your accounts to the Employer Stock Fund, you should complete and file this form with Mr. William
R. Gilliam, President, Community Savings Bank, SSB, no later than June 1, 1999 at 12:00 noon. If you need any assistance in completing this form, please contact Mr. Gilliam at (336) 227-3631. If you do not complete and return this form to Mr. Gilliam by June 1, 1999 at 12:00 noon, the funds credited to accounts under the Plan will continue to be invested in accordance with your prior investment direction, or in accordance with the terms of the 401(k) Plan if no investment direction had been provided.
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I hereby revoke any previous investment direction and now direct that the market value of the units that I have invested in the following funds, to the extent permissible, be transferred out of the specified fund and invested (in whole percentages) in the Employer Stock Fund as follows:

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     FUND                              PERCENTAGE TO BE TRANSFERRED
     ----                              ----------------------------
     S&P 500 Stock Fund                         ___   %
     Stable Value Fund                          ___   %
     S&P MidCap Stock Fund                      ___   %
     Money Market Fund                          ___   %
     Government Bond Fund                       ___   %
     International Stock Fund                   ___   %
     Income Plus Fund                           ___   %
     Growth & Income Fund                       ___   %
     Growth Fund                                ___   %
     Growth Fund                                ___   %
 ------------------------------------------------------------------------
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Note:  The total amount transferred may not exceed the total value of your accounts.

4.   Investment Directions      (Applicable to Future Contributions Only)

I hereby revoke any previous investment instructions and now direct that any future contributions and/or loan repayments, if any, made by me or on my behalf by Community Savings Bank, SSB, including those contributions and/or repayments received by Community Savings Bank, SSB Employees' Savings & Profit Sharing Plan and Trust during the same reporting period as this form, be invested in the following whole percentages.

 ------------------------------------------------------------------------
          FUND                              PERCENTAGE
          ----                              ----------
     S&P 500 Stock Fund                       ____ %
     Stable Value Fund                        ____ %
     S&P MidCap Stock Fund                    ____ %
     Money Market Fund                        ____ %
     Government Bond Fund                     ____ %
     International Stock Fund                 ____ %
     Income Plus Fund                         ____ %
     Growth & Income Fund                     ____ %
     Growth Fund                              ____ %
          Total (Important!)                  100  %

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Notes: No amounts invested in the Stable Value Fund may be transferred directly
-----
to the Money Market Fund. Stable Value Fund amounts invested in the S&P 500
Stock Fund, S&P MidCap Stock Fund, Government Bond Fund, International Stock
Fund, Income Plus Fund, Growth & Income Fund, Growth Fund and/or Employer Stock
Fund, for a period of three months may be transferred to the Money Market Fund upon the submission of a separate Change of Investment Allocation form.

The percentage that can be transferred to the Money Market Fund may be limited by any amounts previously transferred from the Stable Value Fund that have not satisfied the equity wash requirement.  Such amounts will remain in either the
S&P 500 Stock Fund, S&P MidCap Stock Fund, Government Bond Fund, International
Stock Fund, Income Plus Fund, Growth & Income Fund, Growth Fund and/or Employer
Stock Fund and a separate direction to transfer them to the Money Market Fund will be required when they become available.
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5.   Participant Signature and Acknowledgment - Required

By signing this Change Of Investment Allocation form, I authorize and direct the Plan Administrator and trustee to carry out my instructions. I acknowledge that I have been provided with and read a copy of the Prospectus and Supplement relating to the issuance of Common Stock. I am aware of the risks involved in the investment in Common Stock, and understand that the trustee and Plan administrator are not responsible for my choice of investment.


MEMBER'S SIGNATURE


__________________________________________________           ________________
Signature of Member                                                Date



Pentegra Services, Inc. is hereby authorized to make the above listed change(s) to this member's record.



__________________________________________________           ________________
Signature of Community Savings Bank, SSB                           Date
Authorized Representative



           Please complete and return by 12:00 noon on June 1, 1999.